Exhibit 10.1

EXECUTION VERSION

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT, dated as of February 16, 2021 (this “Agreement”), is entered into by and among Energy Transfer LP, a Delaware limited partnership (“Parent”), Elk Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), Elk GP Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“GP Merger Sub” and, together with Parent and Merger Sub, the “Parent Parties”), Enable Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and Enable GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner” and, together with the Partnership, the “Partnership Parties”), and CenterPoint Energy, Inc., a Texas corporation (the “Unitholder”).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, the Parent Parties and the Partnership Parties are entering into an Agreement and Plan of Merger (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, (a) Merger Sub will merge with and into the Partnership, with the Partnership surviving the Merger as a wholly owned subsidiary of Parent (the “LP Merger”), and (b) GP Merger Sub will merge with and into the General Partner, with the General Partner surviving the GP Merger as a wholly owned subsidiary of Parent (the “GP Merger” and together with the LP Merger, the “Mergers”);

WHEREAS, as of the date hereof, Unitholder either directly or through one of its wholly owned Subsidiaries is the record and beneficial owner of, and has the right to vote and dispose of (i) 233,856,623 common units representing limited partner interests in the Partnership (the “Partnership Common Units”), which represent approximately 53.7% of the issued and outstanding Partnership Common Units, and (ii) 14,520,000 10% Series A Fixed-to-Floating Non-Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”) and (iii) 400 economic units and 500 management units, representing a 40% economic interest and 50% management interest, respectively, in the General Partner (collectively, the “GP LLC Interests”).

WHEREAS, as of the date hereof, the General Partner is the record and beneficial owner of all of the general partner interest in the Partnership and all of the incentive distribution rights in the Partnership; and

WHEREAS, as a material inducement to the Parent Parties to enter into the Merger Agreement, the Parent Parties have required Unitholder to agree, and Unitholder has agreed, to enter into this agreement and abide by the covenants and obligations set forth herein with respect to the Covered Units (as hereinafter defined) and the GP LLC Interests.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

GENERAL

Section 1.1    Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Covered Units” means the Existing Units, together with any Partnership Common Units and Series A Preferred Units that Unitholder or CenterPoint Energy Midstream, Inc., a Delaware corporation (“Caribou Midstream”), acquires, either beneficially or of record, on or after the date of this Agreement, including any Partnership Common Units and Series A Preferred Units received as distributions, as a result of a split, reverse split, combination, merger, consolidation, reorganization, reclassification, recapitalization or similar transaction or upon exercise of any option, warrant or other security or instrument exercisable, convertible or exchangeable into Partnership Common Units or Series A Preferred Units.

“Existing Units” means all Partnership Common Units and Series A Preferred Units owned, either beneficially or of record, by Unitholder or Caribou Midstream on the date of this Agreement.

“Partnership Entity” means each of the Partnership and its Subsidiaries.

“Permitted Transfer” means a Transfer of Covered Units by Unitholder or Caribou Midstream (or an affiliate thereof) to an affiliate of Unitholder or Caribou Midstream or in connection with a bona fide pledge or financing arrangement, provided that such transferee affiliate, pledgee or financing source, as the case may be, agrees in writing to assume all of Unitholder’s or Caribou Midstream’s obligations hereunder in respect of the Covered Units subject to such Transfer and to be bound by, and comply with, the terms of this Agreement, with respect to the Covered Units subject to such Transfer, and all other Covered Units owned beneficially or of record from time to time by such transferee affiliate, to the same extent as Unitholder or Caribou Midstream is bound hereunder (in the case of a pledgee or financing source, solely if and to the extent such pledgee or financing source actually obtains beneficial ownership of such Covered Units).

“Transfer” means, directly or indirectly, to sell, transfer, assign or otherwise dispose of (whether by merger or consolidation (including by conversion into securities or other consideration as a result of such merger or consolidation), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, conversion, assignment or other disposition of (whether by merger or consolidation) including by conversion into securities or other consideration as a result of such merger or consolidation), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE 2

VOTING

Section 2.1    Agreement to Vote Partnership Common Units. Unitholder hereby irrevocably agrees that promptly following the time when the Form S-4 has been declared effective by the SEC under the Securities Act (and in any case, within 24 hours of the time the Form S-4 is declared effective) and Unitholder has received from Parent a copy of the Consent Solicitation Statement/Prospectus included therein, Unitholder shall, and to the extent applicable, shall cause Caribou Midstream to, execute and deliver (or cause to be delivered) a written consent, substantially in the form attached hereto, covering all of the Unitholder’s Covered Units that are Partnership Common Units approving each of the matters for which the Partnership is soliciting consents of the holders of Partnership Common Units in accordance with the Merger Agreement pursuant to the Consent Solicitation Statement/Prospectus (such consent, once validly received with respect to a majority of the outstanding Partnership Common Units, the “Requisite Unitholder Approval”). Any such written consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of recording the results of such consent. During the term of this Agreement, Unitholder shall oppose, vote against and not consent to, with respect to the Covered Units, any other action, agreement or proposal intended to, or which has the effect of or reasonably would be expected to have the effect of, impeding, delaying, restricting, limiting or interfering with the consummation of the Mergers and the other transactions contemplated by the Merger Agreement, and the performance of Unitholder’s obligations hereunder or the obligations of the Partnership or the General Partner under the Merger Agreement, including for the avoidance of doubt, opposing any Acquisition Proposal.

Section 2.2    No Inconsistent Agreements. Unitholder hereby represents, covenants and agrees that, except for this Agreement, neither Unitholder nor Caribou Midstream (a) has entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to its Covered Units or GP LLC Interests or (b) has granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to its Covered Units or GP LLC Interests (except pursuant to Section 2.3).

Section 2.3    Proxy. In order to secure the obligations set forth herein, Unitholder hereby irrevocably appoints Parent, or any nominee thereof, with full power of substitution and resubstitution, as its true and lawful proxy and attorney-in-fact, only in the event that Unitholder does not comply with its obligations in Section 2.1, to vote or execute written consents with respect to Unitholder’s Covered Units in accordance with Section 2.1. Unitholder hereby affirms that this proxy is coupled with an interest and shall be irrevocable, except upon termination of this Agreement, and Unitholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by Unitholder with respect to any of its Covered Units. Parent may terminate this proxy at any time at its sole election by written notice provided to Unitholder.

Section 2.4    Waiver of Conversion Rights. During the term of this Agreement, Unitholder irrevocably waives (i) any and all rights it has under the Partnership Agreement and (ii) any and all obligations of the Partnership under the Partnership Agreement, in each case, with respect to conversion of the Series A Preferred Units into Partnership Common Units or the occurrence of a Series A Change of Control (as defined in the Partnership Agreement) in connection with the Mergers and the transactions contemplated by the Merger Agreement. Further, Unitholder understands, acknowledges and accepts the merger consideration to be received pursuant to Section 2.1(b) of the Merger Agreement by such Unitholder in its capacity as the holder of the Series A Preferred Units, understands, acknowledges and agrees that such Unitholder is not entitled to receive any additional consideration for the Series A Preferred Units in connection with the Mergers and the transactions contemplated by the Merger Agreement in its capacity as the holder of the Series A Preferred Units, and agrees that it shall not oppose the treatment of such Series A Preferred Units under the terms of the Merger Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1    Representations and Warranties of Unitholder. Unitholder (except to the extent otherwise provided herein) hereby represents and warrants to the Parent Parties and the Partnership as follows:

(a)    Organization; Authorization; Validity of Agreement; Necessary Action. Unitholder has the requisite power and authority and/or capacity to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery by Unitholder of this Agreement and the performance by Unitholder of its obligations hereunder have been duly and validly authorized by Unitholder and no other actions or proceedings are required on the part of Unitholder to authorize the execution and delivery of this Agreement or the performance by Unitholder of its obligations hereunder. This Agreement has been duly executed and delivered by Unitholder and, assuming the due authorization, execution and delivery of this Agreement by the Parent Parties and the Partnership Parties, constitutes a legal, valid and binding agreement of Unitholder, enforceable against Unitholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(b)    Ownership. Unitholder is the record and beneficial owner of, and has good and valid title to, the Existing Units that are Series A Preferred Units, and Caribou Midstream is the record and beneficial owner of, and has good and valid title to, the Existing Units that are Partnership Common Units and the GP LLC Interests, each free and clear of any Liens, except as may be provided for in this Agreement. Unitholder owns directly all of the issued and outstanding capital stock of Caribou Midstream. During the term of this Agreement, the Covered Units and the GP LLC Interests will be beneficially and legally owned by Unitholder, except in the case of a Permitted Transfer of any Covered Units (in which case this representation shall, with respect to such Covered Units, be made by the transferee of such Covered Units). Except as provided for in this Agreement, Unitholder, directly or indirectly, has and will have at all times during the term of this Agreement sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Covered Units and the GP LLC Interests at any time during the term of this Agreement, except in the case of a Permitted Transfer of Covered Units (in which case this representation shall, with respect to the Covered Units subject to such Transfer, be made by the transferee of such Covered Units). Except for the Existing Units, Unitholder does not, directly or indirectly, legally or beneficially own or have any option, warrant or other right to acquire any securities of a Partnership Entity that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of a Partnership Entity that are or may by their terms become entitled to vote, nor is Unitholder subject to any contract, agreement, arrangement, understanding or relationship, other than this Agreement, that obligates it to vote, acquire or dispose of any securities of a Partnership Entity or the GP LLC Interests. The Unitholder has caused Caribou Midstream to consent with respect to all of its GP LLC Interests to the Merger Agreement and the GP Merger.

(c)    No Violation. Neither the execution and delivery of this Agreement by Unitholder nor its performance of its obligations under this Agreement will (i) result in a violation or breach of, or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or cancellation of, or give rise to a right of purchase under, or result in the creation of any Lien (other than under this Agreement) upon any of the properties, rights or assets (including but not limited to the Existing Units) owned by Unitholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which Unitholder is a party or by which it or any of its properties, rights or assets may be bound, (ii) violate any Law applicable to Unitholder or any of its properties, rights or assets, or (iii) result in a violation or breach of or conflict with its organizational and governing documents, except in the case of clauses (i) and (ii) as would not reasonably be expected to prevent or materially delay the ability of Unitholder to perform its obligations hereunder.

(d)    Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is necessary to be obtained or made by Unitholder in connection with its execution, delivery and performance of this Agreement, except for any reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

(e)    Reliance by Parent Parties and the Partnership Parties. Unitholder understands and acknowledges that the Parent Parties and the Partnership Parties are entering into the Merger Agreement in reliance upon Unitholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of Unitholder contained herein.

(f)    Adequate Information. Unitholder acknowledges that it is a sophisticated party with respect to the Covered Units and has adequate information concerning the business and financial condition of the Partnership to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon any of the Parent Parties and based on such information as Unitholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Unitholder acknowledges that no Parent Party has made or is making any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement or in the Merger Agreement.

Section 3.2    Representations and Warranties of Parent Parties. Each of the Parent Parties hereby represents and warrants to Unitholder and the Partnership Parties that the execution and delivery of this Agreement by each of the Parent Parties and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the board of directors of Parent GP. The Parent Parties acknowledge that neither Unitholder nor the Partnership Parties have made and Unitholder and the Partnership Parties are not making any representation or warranty of any kind except as expressly set forth in this Agreement.

Section 3.3    Representations and Warranties of the Partnership Parties. Each of the Partnership Parties hereby represents and warrants to Unitholder and the Parent Parties that the execution and delivery of this Agreement by the Partnership Parties and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the board of directors of the General Partner on behalf of the Partnership and the General Partner. Each of the Partnership Parties acknowledges that neither Unitholder nor the Parent Parties have made and Unitholder and the Parent Parties are not making any representation or warranty of any kind except as expressly set forth in this Agreement.

ARTICLE 4

OTHER COVENANTS

Section 4.1    Prohibition on Transfers, Other Actions.

(a)    Until the termination of this Agreement in accordance with Section 6.1, and except for a Permitted Transfer, Unitholder hereby agrees not to, and agrees not to permit Caribou Midstream to, Transfer any of the Covered Units or GP LLC Interests, beneficial ownership thereof or any other interest therein. Any purported Transfer not in compliance with this Section 4.1(a) shall be void ab initio.

(b)    Unitholder agrees that if it or Caribou Midstream attempts to Transfer (other than a Permitted Transfer), vote or provide any other person with the authority to vote any of the Covered Units or GP LLC Interests other than in compliance with this Agreement, Unitholder unconditionally and irrevocably (during the term of this Agreement) instructs the Partnership and the General Partner to not, (i) permit any such Transfer on its books and records, (ii) issue a book-entry interest or a new certificate representing any of the Covered Units or GP LLC Interests or (iii) record such vote unless and until Unitholder has complied in all respects with the terms of this Agreement.

Section 4.2    Further Assurances. Each of the parties hereto agrees that it will use its reasonable best efforts to do all things reasonably necessary to effectuate this Agreement.

Section 4.3    Tax Matters.

(a)    Unitholder shall deliver to Vinson & Elkins a duly executed certificate containing such representations as shall be reasonably requested to enable Vinson & Elkins to render the opinion of counsel referred to in Section 6.2(e) of the Merger Agreement and shall provide such other information as reasonably requested by Vinson & Elkins for purposes of rendering such opinion.

(b)    For U.S. federal (and applicable state and local) income tax purposes, Unitholder hereby agrees to treat and report the Mergers consistently with the Intended Tax Treatment.

(c)    Each of the Partnership and the General Partner hereby agrees not to waive the Closing condition set forth in Section 6.2(e) of the Merger Agreement without the express prior written consent of Unitholder.

ARTICLE 5

NO SOLICITATION

Section 5.1    No Solicitation. Prior to the termination of this Agreement, Unitholder shall not, and shall use its reasonable best efforts to cause its officers, employees, legal counsel, financial advisors, agents and other representatives (collectively, “Representatives”) not to (a) solicit, initiate, knowingly encourage or knowingly facilitate any Acquisition Proposal or any inquiries regarding the submission of any Acquisition Proposal or any inquiries regarding any Transfer of GP LLC Interests, (b) engage or participate in any discussions or negotiations regarding, or furnish any third party any confidential information regarding, the Partnership or its Subsidiaries in response to or in connection with any Acquisition Proposal or any Transfer of GP LLC Interests or (c) enter into any agreement with respect to any Acquisition Proposal or Transfer of GP LLC Interests or approve or resolve to approve any Acquisition Proposal or any Transfer of GP LLC Interests. Unitholder shall, and shall use its reasonable best efforts to cause its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any third party conducted prior to the date of this Agreement with respect to any Acquisition Proposal. In addition, for purposes of this Agreement, the Partnership shall not be deemed an affiliate of Unitholder, and any officer, director, employee, agent or advisor of the Partnership (in each case, in their capacities as such), shall not be deemed a Representative of Unitholder.

ARTICLE 6

MISCELLANEOUS

Section 6.1    Termination. This Agreement shall remain in effect until the earlier to occur of (a) the Effective Time and (b) the valid termination of the Merger Agreement in accordance with its terms (including after any extension thereof), in which case this Agreement shall terminate and be of no further force and effect with respect to all parties hereto. Nothing in this Section 6.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for any breach of this Agreement occurring prior to such termination.

Section 6.2    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in any Parent Party any direct or indirect ownership or incidence of ownership of or with respect to any Covered Units. All rights, ownership and economic benefit relating to the Covered Units shall remain vested in and belong to Unitholder, and Parent shall have no authority to direct Unitholder in the voting or disposition of any of the Covered Units, except as otherwise provided herein.

Section 6.3    Publicity. Unitholder hereby permits Parent and the Partnership to include and disclose in the Consent Solicitation Statement/Prospectus, and in such other schedules, certificates, applications, agreements or documents as such entities reasonably determine to be necessary or appropriate in connection with the consummation of the Mergers and the transactions contemplated by the Merger Agreement Unitholder’s identity and ownership of the Covered Units, and the nature of Unitholder’s commitments, arrangements and understandings pursuant to this

Agreement. Parent and the Partnership hereby permit Unitholder to disclose this Agreement and the transactions contemplated by the Merger Agreement in any reports required to be filed by Unitholder or any of its affiliates under the Exchange Act.

Section 6.4    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by facsimile or email (upon telephonic confirmation of receipt) or on the first business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Parent, Merger Sub or GP Merger Sub, to:

Energy Transfer LP

8111 Westchester Drive, Suite 700

Dallas, Texas 75225

Attention:	Thomas P. Mason
Email:	Tom.Mason@energytransfer.com

with copies to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Facsimile:	(713) 546-7401
Attention:	William N. Finnegan IV
Kevin M. Richardson
Email:	bill.finnegan@lw.com
kevin.richardson@lw.com

If to Unitholder, to:

CenterPoint Energy, Inc.

1111 Louisiana Street

Houston, Texas 77002

Facsimile: (713) 207-9680

Attention: Monica Karuturi

Email: monica.karuturi@centerpointenergy.com

with copies to:

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

Facsimile: (713) 229-7784

Attention: Timothy S. Taylor

Email: timothy.taylor@bakerbotts.com

and

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Facsimile:	(212) 403-2000
Attention:	Sabastian V. Niles
Zachary S. Podolsky
Email:	SVNiles@wlrk.com
ZSPodolsky@wlrk.com

If to the Partnership or the General Partner, to:

Enable Midstream Partners, LP

499 West Sheridan Avenue, Suite 1500

Oklahoma City, Oklahoma

Facsimile:	346-701-2918
Attention:	Mark C. Schroeder
Email:	mark.schroeder@enablemidstream.com

with copies to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Facsimile:	713-615-5956
Attention:	David P. Oelman
Stephen M. Gill
Scott D. Rubinsky
Email:	doelman@velaw.com
sgill@velaw.com
srubinsky@velaw.com

Section 6.5    Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.

Section 6.6    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 6.7    Entire Agreement. This Agreement and, solely to the extent of the defined terms referenced herein, the Merger Agreement, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

Section 6.8    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)    THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY AND ALL DISPUTES BETWEEN THE PARTIES UNDER OR RELATING TO THIS AGREEMENT OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REFERENCE TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAW). THE DELAWARE COURT OF CHANCERY (AND IF THE DELAWARE COURT OF CHANCERY SHALL BE UNAVAILABLE, ANY DELAWARE STATE COURT AND THE FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE STATE OF DELAWARE) WILL HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION, WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH OF THE PARTIES IRREVOCABLY CONSENTS TO AND AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH DISPUTE, IRREVOCABLY CONSENTS TO THE SERVICE OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS IN ANY OTHER ACTION OR PROCEEDING RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ON BEHALF OF ITSELF OR ITS PROPERTY, BY DELIVERY IN ANY METHOD CONTEMPLATED BY SECTION 6.4 OR IN ANY OTHER MANNER AUTHORIZED BY LAW, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (i) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (ii) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (iii) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

(b)    THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT ANY PARTY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY PROCEEDING, LITIGATION OR COUNTERCLAIM BASED

ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

Section 6.9    Amendment; Waiver. This Agreement may not be amended or modified, except by an instrument in writing signed on behalf of each of the parties hereto; provided, further, that no provision of this Agreement may be amended or waived without the prior consent of the Conflicts Committee (which consent, subject to the Conflicts Committee’s duties under applicable Law and the Partnership Agreement, shall not be unreasonably withheld, delayed or conditioned). Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the party benefiting from such waiver.

Section 6.10    Amendment and/or Waiver of Merger Agreement. The parties hereto agree that neither the Parent Parties nor the Partnership Parties will agree to (i) amend or modify the Merger Agreement in any way that materially adversely affects the Unitholder unless the Unitholder consents in writing to such amendment or modification, or (ii) waive any right of such party under the Merger Agreement in any way that materially adversely affects the Unitholder unless the Unitholder consents in writing to such waiver. For the avoidance of doubt, the parties agree that without limiting the prior sentence, any amendment or modification of, or the waiver of rights under, Sections 2.1(a), 2.1(b), 5.1(b)(but only if such amendment or modification further restricts the conduct of the Partnership or its Subsidiaries business), 5.8, 5.11, 5.14, 5.18, 6.1, 6.2, 7.1, 7.2, 7.3, 8.13 or 8.14 of the Merger Agreement shall be deemed to materially adversely affect the Unitholder.

Section 6.11    Remedies. The parties hereto agree that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is hereby agreed that, prior to the valid termination of this Agreement pursuant to Section 6.1, the parties hereto shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, to prevent breaches of this Agreement, and to specifically enforce compliance with this Agreement. In connection with any request for specific performance or equitable relief, each of the parties hereto hereby waives any requirement for the security or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement but shall be in addition to all other remedies available at law or equity to such party. The parties further agree that, by seeking the remedies provided for in this Section 6.11, no party hereto shall in any respect waive its right to seek any other form of relief that may be available to it (i) under this Agreement, including monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 6.11 are not available or otherwise are not granted, or (ii) under the Merger Agreement.

Section 6.12    Unitholder Capacity. Notwithstanding anything contained in this Agreement to the contrary, the representations, warranties, covenants and agreements made herein by the Unitholder are made solely with respect to such Unitholder and the Covered Units and the GP LLC Interests. The Unitholder is entering into this Agreement solely in its capacity as the owner, directly or indirectly, of such Covered Units and GP LLC Interests and nothing herein shall (a) limit or affect any actions or omissions by the Unitholder in any other capacity, (b) be construed to prohibit, limit or restrict any actions or omissions by any affiliate or direct or indirect owner of the Unitholder, or any of its or their respective officers, directors, managers, representatives or employees, in each case, not acting as such on behalf of the Unitholder, including exercising rights under the Merger Agreement or (c) be construed to prohibit, limit or restrict any of the Unitholder’s direct or indirect owners or affiliates, or any of its or their respective officers, directors, managers, representatives or employees, from exercising its fiduciary duties, if any, to the limited partners of the Partnership under applicable Law.

Section 6.13    Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, trustee, beneficiary, settlor, agent, attorney, representative or affiliate of the Unitholder shall have any liability (whether in contract or in tort) for any obligations or liabilities of the Unitholder arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby; provided that notwithstanding the foregoing the Unitholder shall remain responsible for all obligations or liabilities of the Unitholder arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

Section 6.14    Severability. To the fullest extent permitted by law, any term or provision of this Agreement, or the application thereof, that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is illegal, void, invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any illegal, void, invalid or unenforceable term or provision with a term or provision that is legal, valid and enforceable and that comes closest to expressing the intention of the illegal, void, invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. To the fullest extent permitted by law, in the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such illegal, void, invalid or unenforceable term or provision with a legal, valid and enforceable term or provision that will achieve, to the extent possible, the original economic, business and other purposes of such illegal, void, invalid or unenforceable term as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.15    Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the actions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Mergers are consummated.

Section 6.16    Successors and Assigns; Third Party Beneficiaries.

(a)    Except in connection with a Permitted Transfer, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto; provided, however, that Parent, Merger Sub and GP Merger Sub may transfer or assign their rights and obligations under this Agreement, in whole or in part or from time to time in part, to one or more of their affiliates to which their rights are assigned pursuant to the terms of the Merger Agreement at any time. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

(b)    This Agreement is not intended to and shall not confer upon any person (other than the parties hereto) any rights or remedies hereunder.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

UNITHOLDER

CENTERPOINT ENERGY, INC.

By:	/s/ Jason P. Wells
Name: Jason P. Wells
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARTNERSHIP PARTIES

ENABLE MIDSTREAM PARTNERS, LP

By:	ENABLE GP, LLC, its general partner

By:	/s/ Rodney J. Sailor
Name: Rodney J. Sailor
Title: President and Chief Executive Officer

ENABLE GP, LLC

By:	/s/ Rodney J. Sailor
Name: Rodney J. Sailor
Title: President and Chief Executive Officer

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT PARTIES

ENERGY TRANSFER LP

By:	LE GP, LLC, its general partner

By:	/s/ Thomas E. Long
Name: Thomas E. Long
Title: Co-Chief Executive Officer

ELK MERGER SUB LLC

By:	/s/ Thomas E. Long
Name: Thomas E. Long
Title: Co-Chief Executive Officer

ELK GP MERGER SUB LLC

By:	/s/ Thomas E. Long
Name: Thomas E. Long
Title: Co-Chief Executive Officer

[Signature Page to Support Agreement]